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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           --------------------------



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                          DATE OF REPORT: JULY 2, 1999



                                   UST CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         MASSACHUSETTS               0-9623                      04-2436093
(STATE OR OTHER JURISDICTION  (COMMISSION FILE NO.)             (IRS EMPLOYER
       OF INCORPORATION)                                     IDENTIFICATION NO.)


        40 COURT STREET                                             02109
     BOSTON, MASSACHUSETTS                                       (ZIP CODE)
     (ADDRESS OF PRINCIPAL
       EXECUTIVE OFFICES)
                                (617) 726-7000
                             (REGISTRANT'S TELEPHONE
                           NUMBER, INCLUDING AREA CODE)



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
Item 5. Other Events.

     A. On June 21, 1999, UST Corp., a Massachusetts corporation ("UST") executed an Agreement and Plan of Merger (the "Merger Agreement") with Citizens Financial Group, Inc., a Delaware corporation and wholly-owned subsidiary of The Royal Bank of Scotland plc ("Citizens"), pursuant to which UST will be acquired by Citizens. Citizens, headquartered in Providence, Rhode Island, is the parent bank holding company of subsidiary banks operating in Rhode Island, Connecticut, Massachusetts and New Hampshire. Citizens will acquire UST by causing a newly-formed subsidiary Massachusetts corporation to be merged with and into UST (the "Holding Company Merger"), with UST as the surviving corporation of the Holding Company Merger as a wholly-owned subsidiary of Citizens. Immediately after the Holding Company Merger, USTrust, the principal bank subsidiary of UST will be merged with and into Citizens Bank of Massachusetts, the Massachusetts bank subsidiary of Citizens.

     In the Holding Company Merger, each share of common stock, par value $0.625 per share ("UST Common Stock"), will be converted into the right to receive $32.00 in cash. The Holding Company Merger will be treated as a taxable purchase and sale of UST Common Stock for federal income tax purposes. The Holding Company Merger is subject to satisfaction of certain conditions, including approval by the Board of Governors of the Federal Reserve System, the Massachusetts Board of Bank Incorporation and other regulators, and the affirmative vote by the holders of at least two-thirds of the outstanding shares of UST Common Stock. Subject to the receipt of all such approvals, the Holding Company Merger is expected to be completed in January 2000. The full text of the Merger Agreement is attached as Exhibit 1 hereto and is hereby incorporated herein by reference.

     Immediately after execution of the Merger Agreement on June 21, 1999, UST entered into a Stock Option Agreement (the "Stock Option Agreement") with Citizens pursuant to which UST has granted to Citizens the option to purchase, under certain circumstances, up to 8,541,333 shares of UST Common Stock at an exercise price of $24.25 per share. The full text of the Stock Option Agreement is attached as Exhibit 2 hereto and is hereby incorporated herein by reference.

     In connection with entering into the Merger Agreement, UST has amended the Rights Agreement, dated as of September 19, 1995, by and between UST and United States Trust Company, as Rights Agent (the "Rights Agreement Amendment"). A copy of the Rights Agreement Amendment is attached as Exhibit 3 and is incorporated herein by reference.

     Copies of the Merger Agreement, the Stock Option Agreement, the Rights Agreement Amendment and UST's press release are attached as Exhibits 1, 2, 3 and 4, respectively and incorporated herein by reference.

     B. Information contained in the Exhibits to this Current Report on Form 8-K may contain statements which are forward-looking in nature, such as references to strategic plans and expectations. These forward-looking statements are inherently uncertain, and actual results may differ from UST expectations. Risk factors that could impact current and future performance include but are not limited to: changes in asset quality; adverse changes in the economy of UST's primary market; adverse changes in collateral values; fluctuations in market rates and prices which can negatively affect net interest margin, asset valuations and expense expectations; and changing requirements of federal and state bank regulatory agencies that could material impact future operations of UST.

     C Exhibits

          1. Agreement and Plan of Merger, dated as of June 21, 1999, by and between UST Corp. and Citizens Financial Group, Inc.

          2. Stock Option Agreement, dated as of June 21, 1999, by and between UST Corp. and Citizens Financial Group, Inc.

          3. Rights Agreement Amendment, dated as of June 21, 1999, by and between UST Corp. and United States Trust Company, as Rights Agent.

          4. UST Corp.'s press release dated June 21, 1999, related to the acquisition of UST Corp. by Citizens Financial Group, Inc.

                                   SIGNATURES

     Pursuant to the requirement of the Securities and Exchange Act of 1934, UST has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       UST CORP.


                                        /s/ Neal F. Finnegan
                                       ------------------------------------
                                       Neal F. Finnegan
                                         President and Chief
                                         Executive Officer

                                        /s/ Eric R. Fischer
                                       ------------------------------------
                                       Eric R. Fischer
                                         Executive Vice President,
                                         General Counsel and Clerk

Dated:  July 2, 1999